Eisner LLP
                                             Accountants and Advisors

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June 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: American United Global, Inc.

We have read Item 4 of Form 8-K dated June 4, 2004 of American United Global, Inc. and are in agreement with the statements contained in paragraph 4(a). We have no basis to agree or disagree with the statements of the registrant contained in paragraph 4(b).

Very truly yours,

/s/ Eisner LLP
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Eisner LLP